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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


           We consent to the incorporation by reference in this Registration Statement of Kaneb Pipe Line Partners, L.P. on Form S-3 of our report dated March 16, 2001 of Shore Terminals LLC as of and for the year ended December 31, 2000 appearing in the current report on Form 8-K/A of Kaneb Pipe Line Partners, L.P. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Deloitte & Touche LLP
Des Moines, Iowa
June 4, 2001